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                                                               Exhibit 23.5


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


          Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Edge Petroleum Corporation, a Delaware corporation (the "Company"), in each of the Prospectus constituting a part the Company's Registration Statement on Form S-1 and the Joint Proxy and Consent Solicitation/Statement constituting a part of the Company's Registration Statement on Form S-4, each of which has been filed with the Securities and Exchange Commission pursuant to the Act.

         Dated: January 6, 1997

                                  /s/ Robert Shower
                                 ______________________________________
                                 Robert Shower